Exhibit 10.5

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is entered into as of November 10, 2021 by and among: (i) Brivo, Inc., a Delaware corporation f/k/a Crown PropTech Acquisitions (the “Company”); (ii) the equityholders designated as Sponsor Equityholders on Schedule A hereto (collectively, the “Sponsor Equityholders”); and (iii) the equityholders designated as Legacy Brivo Equityholders on Schedule B hereto (collectively, the “Legacy Brivo Equityholders” and, together with the Sponsor Equityholders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, the “Holders” and each individually a “Holder”). This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Closing Date as defined in the Business Combination Agreement (as defined below) (the “Effective Date”).

RECITALS

WHEREAS, the Company, certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the “Anchor Investor”), Crown PropTech Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Martin Enderle, Melissa Holladay, Anusha Kukreja, Frits Van Paasschen, Stephen Siegel and Maurice Zeitouni are parties to that certain Registration Rights Agreement, dated as of February 8, 2021 (the “Prior Agreement”);

WHEREAS, the Company, Crown PropTech Merger Sub I Corp., a Delaware corporation (“Merger Sub I”), Crown PropTech Merger Sub II LLC, a Delaware limited liability company (“Merger Sub II”), and Brivo, Inc., a Nevada corporation (“Legacy Brivo”), are parties to that certain Business Combination Agreement, dated as of November 10, 2021 (the “Business Combination Agreement”), pursuant to which, on the Effective Date, (i) Merger Sub I will merge with and into Legacy Brivo (the “First Merger”), with Legacy Brivo surviving the First Merger as a wholly owned subsidiary of the Company and (ii) immediately after the First Merger and as part of the same overall transaction as the First Merger, Legacy Brivo will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of the Company;

WHEREAS, the Legacy Brivo Equityholders are receiving shares of Common Stock (the “Business Combination Shares”) on or about the Effective Date, pursuant to the Business Combination Agreement; and

WHEREAS, in connection with the consummation of the Mergers, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto desire to enter into this Agreement pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Definitions. The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company or the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” is defined in the preamble to this Agreement.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the board of directors of the Company.

“Business Combination Agreement” is defined in the recitals to this Agreement.

“Business Combination Shares” is defined in the recitals to this Agreement.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means Class A Common Stock and Class B Common Stock.

“Company” is defined in the preamble to this Agreement.

“Convertible Notes” means the $75,000,000.00 aggregate principal amount of senior unsecured convertible notes issued by the Company in the private placement consummated in connection with the Closing (as defined in the Business Combination Agreement).

“Demanding Holder” is defined in Section 2.1.4.

“Effective Date” is defined in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority Inc.

“First Merger” is defined in the recitals to this Agreement.

“Form S-1 Shelf” is defined in Section 2.1.1.

“Form S-3 Shelf” is defined in Section 2.1.1.

“Founder Shares” means, collectively, the (i) 5,750,000 shares of Class B Common Stock initially purchased by the Sponsor in a private placement in October 2020 and (ii) 1,150,000 shares of Class B Common Stock issued to certain stockholders of the Company pursuant to a share capitalization effected February 8, 2021, which, in each case (and for the avoidance of doubt), automatically converted to an equal number of shares of Class A Common Stock at the Closing.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include FINRA and the Commission), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Holder” is defined in the preamble to this Agreement.

“Holder Indemnified Party” is defined in Section 5.1.

“Indemnified Party” is defined in Section 5.3.

“Indemnifying Party” is defined in Section 5.3.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Legacy Brivo” is defined in the recitals to this Agreement.

“Legacy Brivo Equityholders” is defined in the preamble to this Agreement.

“Lock-up Period” is defined in Section 4.1.1.

“Maximum Number of Securities” is defined in Section 2.1.5.

“Mergers” is defined in the recitals to this Agreement.

“Merger Sub I” is defined in the recitals to this Agreement.

“Merger Sub II” is defined in the recitals to this Agreement.

“Minimum Takedown Threshold” is defined in Section 2.1.4.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” is defined in Section 2.1.7.

“Notices” is defined in Section 6.3.

“Piggyback Registration” is defined in Section 2.2.1.

“Prior Agreement” is defined in the recitals to this Agreement.

“Private Placement Warrants” means the Warrants that certain of the Sponsor Equityholders privately purchased in connection with the Company’s initial public offering.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Register,” “Registered” and “Registration” mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of Private Placement Warrants) and the Working Capital Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of the Working Capital Warrants) (as defined below), (b) any outstanding shares of Class A Common Stock or Warrants held by a Holder as of the Effective Date (including the Business Combination Shares and the Founder Shares), (c) any shares of Class A Common Stock that may be acquired by Holders upon the exercise of a Warrant or other right to acquire Class A Common Stock held by a Holder as of the Effective Date (including any shares of Class A Common Stock issued or issuable upon the conversion or exchange of shares of Class B Common Stock in accordance with the Company’s Certificate of Incorporation), (d) any shares of Class A Common Stock or Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any such Warrant) of the Company otherwise acquired or owned by a Holder following the Effective Date to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, and (e) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b), (c) or (d) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Expenses” shall mean the expenses of a Registration, including, without limitation, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Class A Common Stock is then listed;

(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii) word processing, printing, messenger, telephone and delivery expenses;

(iv) reasonable fees and disbursements of counsel for the Company;

(v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any audit and/or comfort letter and updates thereof);

(vi) reasonable fees and expenses of one legal counsel selected by the majority of the Holders holding more than 50% of the Registrable Securities proposed to be included in such Registration effected pursuant to Section 2.1 or Section 2.2;

(vii) fees and expenses of any transfer agent or custodian;

(vii) fees and expenses payable to any Qualified Independent Underwriter;

(viii) expenses incurred in connection with any road show;

(ix) fees and disbursements of counsel for the Company;

(x) all internal expenses of the Company; and

(xi) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities, including reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA (excluding, for the avoidance of doubt, any underwriting discount, commissions, or spread).

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” is defined in Section 2.1.5.

“SEC Guidance” is defined in Section 2.1.7.

“Second Merger” is defined in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shelf” means the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means an Underwritten Shelf Takedown, Underwritten Demand Offering or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor Equityholders” is defined in the preamble to this Agreement.

“Sponsor Equityholder Lock-up Period” is defined in Section 4.1.2.

“Subscription Agreements” means those certain subscription agreements the Company entered into with certain investors pursuant to which such investors purchased the Convertible Notes in connection with the consummation of the transactions contemplated by the Business Combination Agreement.

“Subsequent Shelf Registration” is defined in Section 2.1.2.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

“Underwritten Demand Offering” is defined in Section 2.1.4.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” is defined in Section 2.1.4.

“Warrants” means the warrants of the Company with each whole warrant entitling the holder to purchase one share of Class A Common Stock.

“Withdrawal Notice” is defined in Section 2.1.6.

“Working Capital Warrants” means any Warrants held by the Sponsor, the other shareholders of the Company, the directors or officers of the Company or any of their respective affiliates, which may be issued in payment of working capital loans made to the Company.

2. REGISTRATION RIGHTS.

2.1 Shelf Registration.

2.1.1 Filing. The Company shall file within forty five (45) days after the Effective Date, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or, if the Company is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and the Company receives comments from, the Commission. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.1.3 Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Legacy Brivo Equityholder or a Sponsor Equityholder that holds at least five (5.0%) percent of the Registrable Securities, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for the Legacy Brivo Equityholders, on the one hand, and the Sponsor Equityholders, on the other hand.

2.1.4 Demand Registration Rights. (A) At any time and from time to time when an effective Shelf is on file with the Commission, any one or more Legacy Brivo Equityholders or one or more Sponsor Equityholders (any of the Legacy Brivo Equityholders or the Sponsor Equityholders being, in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities (and in the case of the Sponsor Equityholders including, without limitation, all or a portion of the Working Capital Warrants, or any shares of Class A Common Stock issued or issuable upon the exercise of the Working Capital Warrants, then held by the Sponsor, the other shareholders of the Company, the directors or officers of the Company or any of their respective affiliates) in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”) and (B) to the extent the Company is not eligible to use a Registration Statement on Form S-3 after twelve months after the Effective Date, a Demanding Holder may require the Company file a Registration Statement on Form S-1 to effect an Underwritten Offering of all or any portion of its Registrable Securities (“Underwritten Demand Offering”); provided in each case that the Company shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder(s) with a total offering price reasonably expected to exceed, in the aggregate, $30,000,000.00 (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns or Underwritten Demand Offerings shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering. Subject to Section 2.3.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Legacy Brivo Equityholders, on the one hand, and the Sponsor Equityholders, on the other hand, may each demand not more than two (2) Underwritten Offerings pursuant to this Section 2.1.4 in any 12-month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown or Underwritten Demand Offering, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Offering (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Class A Common Stock or other equity securities that the Company desires to sell and all other shares of Class A Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Class A Common Stock or other equity securities proposed to be sold by Company or by other holders of Class A Common Stock or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering) that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. The Company shall not be required to include any Registrable Securities in such Underwritten Offering unless the Holders accept the terms of the underwriting as agreed upon between the Company and its Underwriters.

2.1.6 Withdrawal. Prior to the pricing of an Underwritten Shelf Takedown or Underwritten Demand Offering, a majority-in-interest of the Demanding Holders initiating such Underwritten Offering shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Shelf Takedown; provided that any Legacy Brivo Equityholder or Sponsor Equityholder may elect to have the Company continue an Underwritten Offering if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by the Legacy Brivo Equityholders and the Sponsor Equityholders. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering for purposes of Section 2.1.4, unless either (i) the Demanding Holder has not previously withdrawn any Underwritten Offering or (ii) the Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Offering; provided that, if a Legacy Brivo Equityholder or a Sponsor Equityholder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by the Legacy Brivo Equityholders or the Sponsor Equityholders, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.1.7 New Registration Statements. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (ii) withdraw the Shelf Registration and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. In the event the Company amends the Shelf Registration or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement.

2.1.8 Effective Registration. Notwithstanding the provisions of Section 2.1.3 or Section 2.1.4 above or any other part of this Agreement, a Registration shall not count as a Registration unless and until (i) the Registration Statement has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a request from a Demanding Holder in accordance with Section 2.1.4 becomes effective or is subsequently terminated.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to Section 2.3.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown and an Underwritten Demand Offering pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) for a rights offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Class A Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Class A Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Class A Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; and

(c) If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities pursuant to Section 2.1.5.

2.2.3 Piggyback Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdrawal from an Underwritten Shelf Takedown or Underwritten Demand Offering, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown or Underwritten Demand Offering under Section 2.1.4 hereof.

2.3 Block Trades.

2.3.1 Notwithstanding the foregoing, at any time and from time to time when an effective Shelf is on file with the Commission and effective, if a Demanding Holder wishes to engage in a Block Trade, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $30,000,000.00 or (y) all remaining Registrable Securities held by the Demanding Holder, then notwithstanding the time periods provided for in Section 2.1.4, such Demanding Holder need only to notify the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

2.3.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the Demanding Holders initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this Section 2.3.2.

2.3.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 hereof shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

2.3.4 The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

3. REGISTRATION PROCEDURES

3.1 Filings; Information. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection therewith:

3.1.1 Filing Registration Statement. The Company shall prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the period required by Section 3.1.3.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably requested by the Holders of Registrable Securities as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain a Misstatement, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to general service of process or taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. The Company shall use commercially reasonable efforts to obtain (i) a “comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “ comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and any Underwriter and (ii) an opinion and negative assurance letter, to be delivered on the date the Registrable Securities are delivered for sale pursuant to such Registration Statement, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sale agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders and any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a Prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $30,000,000.00, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts and brokerage fees, other than as set forth in the definition of “Registration Expenses.”

3.3 Information. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Article 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide such information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering or other coordinated offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than sixty (60) days, determined in good faith by the Company to be necessary for such purpose; provided, however, that the Company shall not defer its obligation in this manner for more than 60 days in any 12 month period; In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the suspension notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under Section 3.4; provided, however, that such notification shall not be later than 60 days from the date of the suspension notice referred to above.

3.4.3 [reserved].

3.4.4 The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

3.5 As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Class A Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

3.6 As long as any Holder shall own Registrable Securities, the Company will not file any Registration Statement or Prospectus included therein with the Commission which refers to any Holder of Registrable Securities by name as a selling shareholder without the prior written approval of such Holder, which may not be unreasonably withheld, except for (i) any Registration where such Holder has requested its Registrable Securities be included and (ii) the Company’s filing of any Shelf Registration pursuant to Section 2.1.1 or 2.1.2.

4. LOCK-UP

4.1 Lock-up.

4.1.1 Except as permitted by Section 4.2, for a period of 270 days from the Effective Date (the “Lock-up Period”), the equityholders designated on Schedule B hereto shall not Transfer any shares of Common Stock beneficially owned or owned of record by such Holder.

4.1.2 Except as permitted by Section 4.2, the Sponsor shall not Transfer any Founder Shares beneficially owned or owned of record by the Sponsor until the earlier of (A) one year after the Closing (as defined in the Business Combination Agreement) and (B) subsequent to the Closing (as defined in the Business Combination Agreement), (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date following the completion of the Closing (as defined in the Business Combination Agreement) on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s Class A Common Stock having the right to exchange their Class A Common Stock for cash, securities or other property

4.2 Exceptions. The provisions of Section 4.1 shall not apply to:

4.2.1 transactions relating to shares of Class A Common Stock or Warrants acquired in open market transactions;

4.2.2 Transfers of shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock as a bona fide gift;

4.2.3 Transfers of shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of a Holder or any other person with whom a Holder has a relationship by blood, marriage or adoption not more remote than first cousin;

4.2.4 Transfers by will or intestate succession upon the death of a Holder;

4.2.5 the Transfer of shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

4.2.6 if a Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with a Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution, transfer or other disposition of shares of Class A Common Stock to partners, limited liability company members or stockholders of a Holder;

4.2.7 Transfers to the Company’s or the Holder’s officers, directors, consultants or their affiliates;

4.2.8 pledges of shares of Class A Common Stock or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

4.2.9 pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Class A Common Stock subject to this Agreement shall remain subject to this Agreement; and

4.2.10 the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the transfer of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock during the Lock-Up Period or the Sponsor Equityholder Lock-Up Period, as applicable;

PROVIDED, THAT IN THE CASE OF ANY TRANSFER OR DISTRIBUTION PURSUANT TO SECTIONS 4.2.2 THROUGH 4.2.7 (EXCLUDING SECTION 4.2.4) , EACH DONEE, DISTRIBUTEE OR OTHER TRANSFEREE SHALL AGREE IN WRITING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT.

5. INDEMNIFICATION AND CONTRIBUTION.

5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against all losses, judgments, claims, damages, liabilities and out-of-pocket expenses, whether joint or several, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such losses, judgments, claims, damages, liabilities or out-of-pocket expenses whether or not any such person is a party to any such claim or action and including any and all legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise; provided, however, that the Company will not be liable in any such case to the extent that any such losses, judgments, claims, damages, liabilities or out-of-pocket expenses arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by a Holder of Registrable Securities, or a Holder Indemnified Party on behalf of a Holder of Registrable Securities, expressly for use therein.

5.2 Indemnification by Holders of Registrable Securities. Subject to the limitations set forth in Section 5.4.3 hereof, each selling Holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Company and each of its directors and officers, and each other selling Holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages, liabilities and out-of-pocket expenses, whether joint or several, insofar as such losses, judgments, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

5.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

5.4 Contribution.

5.4.1 If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 5.4.1.

5.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to any action shall be entitled to contribution in such action from any person who was not guilty of such fraudulent misrepresentation.

6. MISCELLANEOUS.

6.1 Other Registration Rights. Except as provided in the Subscription Agreements, the Company represents and warrants that no person, other than the holders of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or holder of Registrable Securities or of any assignee of the Holders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, electronic transmission with receipt verified by electronic confirmation, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by electronic transmission; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Brivo, Inc.

7700 Old Georgetown Road, Suite 300

Bethesda, MD 20814

Attention: Mike Voslow

Email: Mike.Voslow@brivo.com

with a copy to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Email:           Steven.Stokdyk@lw.com

Ryan.Maierson@lw.com

Attention:     Steven B. Stokdyk

Ryan J. Maierson

To a Holder, to the address or contact information set forth in the Company’s books and records.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

6.6 Entire Agreement. This Agreement (including Schedule A and Schedule B and all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications, Amendments and Waivers. Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that in the event any such waiver, amendment or modification would be adverse in any material respect to the material rights or obligations hereunder of a Holder, the written consent of such Holder will also be required; provided further that in the event any such waiver, amendment or modification would be disproportionate and adverse in any material respect to the material rights or obligations hereunder of a Holder, the written consent of such Holder will also be required. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Notwithstanding the foregoing, any modification, revision or waiver of, or related to, the the lock-up terms set forth under Section 4 of this Agreement, may be effected with the sole written consent of the Company and the Holder affected by such modification, revision or waiver; provided, however, that if the lock-up terms of any Holder set forth in Section 4 of this Agreement are modified, revised or waived, then the Company shall be deemed to consent for the same modification, revisions or waiver with respect to any other Holders subject to the lock-up restrictions under Section 4 of this Agreement; provided, further, that within five (5) days before such modification, revision or waiver of the lock-up terms set forth under Section 4 of this Agreement, the company shall send a written notice to all applicable Holders subject to such lock-up terms notifying them about the intended modification, revision or waiver.

6.8 Termination of Existing Registration Rights. On the Effective Date, the registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Holders with respect to any shares or securities of the Company or Legacy Brivo granted under any other agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.

6.9 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Article IV shall survive any termination.

6.10 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.11 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.12 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

6.13 Jurisdiction; Waiver of Trial by Jury.

6.13.1 Any action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in New York County, New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 6.13.1.

6.13.2 EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE INVESTOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

Brivo, INC.

By:	/s/ Steven Van Till
Name: Steven Van Till
Title: President and Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

HOLDERS:

Crown PropTech Sponsor, LLC

By:	/s/ Richard Chera
Name: Richard Chera
Title: Managing Partner

[Signature Page to Amended and Restated Registration Rights Agreement]

EMBUIA, LLC

By:	/s/ Dean M Drako
Name:	Dean M Drako
Title:	Manager

[Signature Page to Amended and Restated Registration Rights Agreement]

DBV Investments, L.P.

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Vice President

[Signature Page to Amended and Restated Registration Rights Agreement]

BLACKROCK GLOBAL ALLOCATION FUND INC

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

BLACKROCK GLOBAL ALLOCATION V I FUND OF BLACKROCK VARIABLE SERIES FUNDS INC

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

BLACKROCK GLOBAL ALLOCATION PORTFOLIO OF BLACKROCK SERIES FUND INC

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

BLACKROCK CAPITAL ALLOCATION TRUST

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

BLACKROCK STRATEGIC INCOME OPPORTUNITIES PORTFOLIO OF BLACKROCK FUNDS V

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

BLACKROCK GLOBAL LONG/SHORTCREDIT FUND OF BLACKROCK FUNDS IV

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

MASTER TOTAL RETURN PORTFOLIO OF MASTER BOND LLC

By:	/s/ Henry Brennan
Name:	Henry Brennan
Title:	Authorized Signatory

/s/ RICHARD CHERA
Richard Chera

/S/ PIUS SPRENGER
Pius Sprenger

/s/ Mohammad Rasheq Zarif
Mohammad Rasheq Zarif

/s/ MARTIN ENDERLE
MARTIN ENDERLE

/s/ MELISSA HOLLADAY
MELISSA HOLLADAY

/s/ANUSHA KUKREJA
ANUSHA KUKREJA

/s/ FRITS VAN PAASSCHEN
FRITS VAN PAASSCHEN

/s/ STEPHEN SIEGEL
STEPHEN SIEGEL

/s/ MAURICE ZEITOUNI
MAURICE ZEITOUNI

SCHEDULE A

Sponsor Equityholders

CROWN PROPTECH SPONSOR, LLC

BLACKROCK GLOBAL ALLOCATION FUND INC

BLACKROCK GLOBAL ALLOCATION V I FUND OF BLACKROCK VARIABLE SERIES FUNDS INC

BLACKROCK GLOBAL ALLOCATION PORTFOLIO OF BLACKROCK SERIES FUND INC

BLACKROCK CAPITAL ALLOCATION TRUST

BLACKROCK STRATEGIC INCOME OPPORTUNITIES PORTFOLIO OF BLACKROCK FUNDS V

BLACKROCK GLOBAL LONG/SHORTCREDIT FUND OF BLACKROCK FUNDS IV

MASTER TOTAL RETURN PORTFOLIO OF MASTER BOND LLC

RICHARD CHERA

PIUS SPRENGER

MOHAMMAD RASHEQ ZARIF

MARTIN ENDERLE

MELISSA HOLLADAY

ANUSHA KUKREJA

FRITS VAN PAASSCHEN

STEPHEN SIEGEL

MAURICE ZEITOUN

SCHEDULE B

Legacy Brivo Equityholders

EMBUIA LLC

DBV INVESTMENTS, L.P.

STEVE VAN TILL

MIKE VOSLOW